                                                                      EXHIBIT 7



                        CONSOLIDATED REPORT OF CONDITION
                                       OF

                              THE BANK OF NEW YORK

                    Of One Wall Street, New York, N.Y. 10286
                     And Foreign and Domestic Subsidiaries,

        A member of the Federal Reserve System, at the close of business March 31, 2001, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                     ASSETS                                       THOUSANDS OF DOLLARS
Cash and balances due from depository institutions:
        Noninterest-bearing balances and
        currency and coin .....................................            $ 2,811,275
        Interest-bearing balances .............................              3,133,222
Securities:
        Held-to-maturity securities ...........................                147,185
        Available-for-sale securities .........................              5,403,923
Federal funds sold and Securities purchased
        under agreements to resell ............................              3,378,526
Loans and lease financing receivables:
        Loans and leases held for sale ........................                 74,702
Loans and leases, net of unearned income ......................             37,471,621
        LESS: Allowance for loan and lease
        losses ................................................                599,061
        Loans and leases, net of unearned
        income and allowance ..................................             36,872,560
Trading Assets ................................................             11,757,036
Premises and fixed assets (including capitalized
        leases) ...............................................                768,795
Other real estate owned .......................................                  1,078
Investments in unconsolidated subsidiaries and
        associated companies ..................................                193,126
Customers' liability to this bank on
        acceptances outstanding ...............................                592,118
Intangible assets
        Goodwill ..............................................              1,300,295
        Other intangible assets ...............................                122,143
        Other assets ..........................................              3,676,375
Total Assets ..................................................            $70,232,359

                     LIABILITIES                                  THOUSANDS OF DOLLARS
Deposits:
        In domestic offices ...................................            $25,962,242
        Noninterest-bearing ...................................             10,586,346
        Interest-bearing ......................................             15,395,896
        In foreign offices, Edge and Agreement
             subsidiaries, and IBFs ...........................             24,862,377
        Noninterest-bearing ...................................                373,085
Interest-bearing ..............................................             24,489,292
Federal funds purchased and securities sold
        under agreements to repurchase ........................              1,446,874
Trading liabilities ...........................................              2,373,361
Other borrowed money:
        (including mortgage indebtedness and
        obligations under capitalized leases) .................              1,381,512
Bank's liability on acceptances executed and
        outstanding ...........................................                592,804
Subordinated notes and debentures .............................              1,646,000
Other liabilities .............................................              5,373,065
Total Liabilities .............................................            $63,658,235

                 EQUITY CAPITAL

Common Stock ..................................................              1,135,284
Surplus .......................................................              1,008,773
Retained Earnings .............................................              4,426,033
Accumulated other Comprehensive Income ........................                  4,034
Other Equity Capital Components ...............................                  - 0 -
Total Equity Capital ..........................................              6,574,124

      TOTAL LIABILITIES AND EQUITY CAPITAL ....................            $70,232,359

        I, Thomas J. Maestro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                          /s/ THOMAS J. MASTRO
                                        ----------------------------------------
                                        Thomas J. Mastro,
                                        Senior Vice President and Comptroller


        We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.
                                          /s/ THOMAS A. RENYI
                                        ----------------------------------------
                                        Thomas A. Renyi
                                        Director

                                          /s/ GERALD L. HASSELL
                                        ----------------------------------------
                                        Gerald L. Hassell
                                        Director

                                          /s/ ALAN R. GRIFFITH
                                        ----------------------------------------
                                        Alan R. Griffith
                                        Director